Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q4 2023 Results Conference Call March 01, 2023 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Steven Fisher, Analyst, UBS Securities LLC
Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alexander Dwyer, Analyst, KeyBanc Capital Markets, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.

Noelle Dilts, Analyst, Stifel, Nicolaus & Company, Inc.
Christian Schwab, Analyst, Craig-Hallum Capital Group LLC
Alex Rygiel, Analyst, B Riley Securities, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day, and thank you for standing by. Welcome to the Dycom Industries, Inc. Fourth Quarter 2023 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session. Please be advised that today's conference is being recorded. I would now like to hand the conference over to your host today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. Thank you for attending this conference call to review our fourth quarter fiscal 2023 results.

Going to Slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks described in our annual report on Form 10-K filed March 4, 2022 together with our other filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call, and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our fourth quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue was $917.5 million, an organic increase of 20.5%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 4 of our top 5 customers. Gross margin was 16.5% of revenue and increased 278 bps compared to Q4 2022.

General and administrative expenses were 7.8% of revenue. And all of these factors produced Adjusted EBITDA of $83.1 million, or 9.1% of revenue, and earnings per share of $0.83, compared to $0.03 in the year ago quarter. Liquidity was strong at $757.8 million, improving sequentially, and operating cash flow was $246.2 million in the fourth quarter. During the quarter we repurchased 210,000 shares of our common stock.

Now going to slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support. In addition, substantially all states have commenced programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macroeconomic conditions, including those impacting the cost of capital may influence the execution of some industry plans. In addition, the market for labor remains tight in many regions around the country. Automotive and equipment supply chains remain challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment continue to increase. It remains to be seen how long these conditions may persist.

We expect demand to continue to fluctuate amongst customers but are encouraged that several have newly initiated or reiterated their commitment to programs of significant size and duration. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.
Moving to slide 6. During the quarter organic revenue increased 20.5%. Our top 5 customers combined produced 65.8% of revenue, increasing 24.4% organically. Demand increased from 4 of our top 5 customers. All other customers increased 13.6% organically.

AT&T was our largest customer at 22.5% of total revenue, or $206.6 million. This was our eighth consecutive quarter of organic growth with AT&T. Lumen was our second largest customer at 12.0% of revenue, or $110.3 million. Lumen grew organically 64.6%, excluding operations sold to Brightspeed from the year ago period. This was our fourth consecutive quarter of organic growth with Lumen. Revenue from Comcast was $98.7 million, or 10.8% of revenue. Comcast was Dycom’s third largest customer. Frontier was our fourth largest customer at $97.5 million, or 10.6% of revenue. Frontier grew 152.8% organically. And finally, Verizon was our fifth largest customer at $90.5 million, or 9.9% of revenue. Verizon grew 17.6% organically. This was our second quarter of organic growth with Verizon.

This is the third consecutive quarter where our top five customers grew organically in excess of 20% and the sixteenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $74.9 million in the quarter and increased organically 30.4%, year over year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to slide 7. Backlog at the end of the fourth quarter was $6.141 billion vs. $6.116 billion at the end of the October 2022 quarter, an increase of $25 million. Of this backlog, approximately $3.459 billion is expected to be completed in the next 12 months. Backlog activity during the fourth quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received, from Lumen, fiber construction agreements in Nevada, Utah, Nebraska, Iowa and Florida. For Brightspeed, construction and maintenance agreements in Kansas, Ohio, Pennsylvania, New Jersey, Virginia, Tennessee and North Carolina. From Charter, rural construction agreements in Missouri and Tennessee. Various utility line locating agreements in Ohio, New Jersey, Maryland and Georgia. And various rural fiber construction agreements in Washington, Nevada, Oklahoma, Missouri, Arkansas, Tennessee, Mississippi, South Carolina and Georgia. Headcount was 15,410.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues were $917.5 million and organic revenue increased 20.5%. Adjusted EBITDA was $83.1 million, or 9.1% of revenue, compared to $43.3 million or 5.7% of revenue. This reflects an improvement of 337 bps compared to Q4 2022. Gross margin was 16.5% of revenue compared to 13.8% in Q4 2022. The increase of 278 bps reflects improved operating performance at a higher level of revenue in the current period. G&A expense of 7.8% improved 53 bps compared to Q4 2022 from improved operating leverage and tight management of costs.

Net income was $0.83 per share compared to $0.03 per share in Q4 last year. The increase in earnings reflects higher Adjusted EBITDA, lower depreciation and amortization, and higher gains on asset sales, partially offset by higher stock-based compensation, interest expense and taxes.
The effective income tax rate of 22% this quarter was slightly below our expectation. Looking ahead to Q1 we expect an effective income tax rate of approximately 26%.

Going to slide 9. Our financial position and balance sheet remains strong. We ended Q4 with $500.0 million of Senior Notes, $332.5 million of Term Loan, and no revolver borrowings. Cash and equivalents were $224.2 million and liquidity was strong at $757.8 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of our historical range of net leverage.

Going to slide 10. Cash flows from operating activities were strong at $246.2 million in Q4. Capital expenditures were $62.3 million, net of disposal proceeds, and gross CapEx was $65.2 million. Capital expenditures, net for the full year of fiscal 2023 were $183.6 million. Looking ahead to fiscal year 2024, we expect net CapEx to range from $220 million to $230 million.

During Q4, we repurchased 210,000 shares of our common stock for $20.2 million.

The combined DSO’s of Accounts Receivable and net Contract Assets was 108 days, a decrease of 4 days sequentially as we had solid collections from customers during the quarter.

Going to slide 11. As we look ahead to the quarter ending April 29, 2023, we expect contract revenues to increase mid- to high- single digit as a percentage of contract revenues as compared to Q1 of last year and Non-GAAP Adjusted EBITDA percentage of contract revenues to increase modestly compared to Q1 of last year. We also expect $10.6 million of net interest expense, reflecting higher market interest rates compared to the prior year period and an increase in interest income. Lastly, we expect a 26.0% effective income tax rate, and 29.8 million diluted shares.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew. Moving to slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Increasingly, rural electric utilities are doing the same. Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing, particularly upstream. In fact, during Q4 gigabit connections doubled to over 25% of all broadband subscribers.

Wireless construction activity in support of newly available spectrum bands continues this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are increasing fiber deployments in rural America. Capacity expansion projects are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry navigate economic uncertainty, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now operator we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

[Operator Instructions] Our first question comes from the line of Steven Fisher with UBS.

Steven Fisher
Analyst, UBS Securities LLC

Thanks. Good morning. So, Steve, it sounds like you still have a positive view of the bigger picture cycle on fiber investments. Can you just maybe give us some sense of how you see the rest of the year playing out after Q1? I guess, to what extent do you think that range of outcomes has narrowed a bit now, that your language is a bit more positive than last quarter? I'm just curious how you kind of see the net of some customer puts and takes on some of their comments.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure, Steve. So there's -- obviously, there's been lots of commentary in the industry about how calendar '22 finished and how people are thinking about calendar '23, looked at some research just this week that had about 6.6 million homes completed in '22, an expectation of about 7.5 million homes this year. So a nice increase. And I think that's something that we certainly see as an opportunity in the business for us to grow. I think we also are encouraged about in customer commentary on their earnings calls or analyst days, where they either initiated or reiterated commitments to programs of pretty significant size and duration. So it's a year, obviously no guarantees, but we feel pretty good in this year based on everything that we see.

Steven Fisher
Analyst, UBS Securities LLC

Okay. And then I guess from a margin perspective, it seemed like some of the customers were maybe pulling back on the number of fiber passings just because the costs were higher. And I'm curious how you see that playing out through your margins. Are you kind of passing along dollar-for-dollar inflation, and that's maybe a drag on the margin percentages? Or can we expect maybe some acceleration in margins over the course of the year as it seems like you should now be done with that challenging legacy project, you're getting higher scale of revenues? Just curious how you see the margin trajectory from here?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think, Steve, with respect to kind of our customers' cost to pass, I mean, there's lots of inputs into that calculation. We're certainly one of them. I think at least in our experience, and this is not for any specific customer, but generally, their costs reflect the mix of types of work that they're performing. Aerial work is obviously less expensive than buried work. Work to serve multiple dwelling units is comparable to aerial. And so from our perspective, we are comfortable with where we are with customers. We're having good conversations, and I don't think we would characterize them any more than that. But we have seen fluctuation in the overall number of cost per homes passed over time. I think with respect to margins, I mean, we certainly will have less margin headwind, as we've talked about before, out of this closing out of this large customer program, we've had good conversations about the cost of the business right now in a period of time where labor is tight. And no guarantees, but again, we feel optimistic about this year.

Steven Fisher
Analyst, UBS Securities LLC

Great. Thank you.

Operator

Our next question comes from the line of Adam Thalhimer with Thompson Davis.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey. Good morning, guys. Great quarter. Steve, the unnamed customer, this is actually your best quarter from them. It was a January quarter. Is there anything lined up for this year that would cause you to expect growth there?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Again, Adam, I'd just reiterate what we were talking about with Steve is that there have been a number of customers that have publicly talked about expanding their programs either in markets that they currently serve or in expansion markets, and we're pleased to participate where we can provide good valuable service.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

And I was hoping to get some color on Brightspeed. Curious if the revenue that you reported in Q4 was kind of legacy maintenance work. And then you also had a bunch of new territories announced with them. I'm curious if they're kind of on the path to be -- I guess the question is, are they on a path to be a top 5 customer?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I don't know that we ever speculate Adam, who's going to be in or out. We hope everybody goes up and that we get our fair share of the business. The states that we announced this quarter are really an extension of our current maintenance agreements. You might recall a couple of quarters ago, we talked about some fiber awards with them in 4 states. Those projects are underway. They are very focused on deploying fiber and a very experienced management team. We've worked with them when they were with other folks in the industry and we're working hard to meet their expectations every day.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Got it. I’ll turn it over. Thanks.

Operator

Our next question comes from the line of Alex Dwyer with KeyBanc Capital Markets.

Alexander Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Hi, guys. This is Alex on for Sean this morning. Thanks for taking our question. So I guess your CapEx this year came in higher than the high end of your range for this year. I think you guys were waiting on a pretty sizable equipment order as of last quarter. And then your CapEx guide for this upcoming year reflects quite a bit of growth. Can you just talk about what this increase in spending kind of tells us about your growth expectation and maybe the equipment supply chain conditions?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So we were pleased that in the fourth quarter, Alex, that we received a little bit more equipment than what we had expected when last we talked. I think we had said on last call, if it all showed up, we'd be happy to put it to work. And so we got -- we certainly did receive a little more than we expected. We have a positive bias on investing in the business. Organic growth, supported by CapEx is always a good use of the cash flow that we generate in the business. I think I just checked yesterday, we have in excess of $86 million of capital equipment on order right now. So we continue to order equipment. Delays are -- or deliveries are long cycle. So we're trying to anticipate where we need to order equipment and continue to try to meet the needs of the customers by investing in the business.

Alexander Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Got it. And I just wanted to ask about cable. It looks like the passings and CapEx growth expectations for 2023 are pretty robust across a couple of your key customers. Like just curious what you're seeing from the cable companies, if there's any change in how you're thinking about the cable opportunity set going forward?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. There's certainly been some pretty good increase in expectation around the technical upgrades to their equipment to facilitate capacity expansion. That's less construction intensive, but something that we're pleased to participate in. And then I think that generally, the cable industry has been reasonably aggressive or maybe really aggressive around fiber deployments in rural America. There's lots of state-level funding that's available prior to the BEAD funding, and we're encouraged with the opportunities that we're seeing for cable operators as they edge out their networks into rural America.

Alexander Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Thank you.

Operator

Our next question comes from the line of Brent Thielman with D.A. Davidson.

Brent Thielman
Analyst, D.A. Davidson & Co.

Hey, thanks. Good morning, Steve, Drew, team. Steve, I mean, this is the best January quarter margins I think we've seen since 2018. And I guess I'm wondering, are the inflationary headwinds you've seen in past quarters effectively negligible at this point when you look at it from a year-on-year comparison? Or have you crossed that line where that's sort of effectively beyond you?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I mean certainly, I mean labor is still tight. It's a little bit easier to secure than it was last summer. But I think what I'd point you to more than that, Brent, was we have pretty solid November, December period and then January’s weather, not everywhere, but generally, was unseasonably good. So it allowed us to really address a substantial amount of work. So good solid performance in the first couple of months and then just really much better weather on average, not in California, not in kind of the Rocky Mountains, but in the bulk of the country, just a little better environment at which to operate.

Brent Thielman
Analyst, D.A. Davidson & Co.

Yes. Okay. And then I guess a question on cash flow. I guess, to the extent that you do see growth moderate from 20% to 5% to 10% effectively what the guidance is suggesting. Should there be any change to potential sequence of cash flows in fiscal 2024, maybe compared to what we saw in 2023? And then also, is there a maintenance CapEx level to think about for your business as we think about what you're putting in here in '24 versus past?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So let me take the second question, and then I'll pass it to Drew. So I think historically, maintenance CapEx is somewhere around 40% of the spend. It's a little harder to identify in the current environment, right, because we did extend useful lives of some of our assets just because we couldn't get replacements. We've always had a pretty -- we have a well-maintained fleet, so we were able to do that. And so I think it may be a little bit higher number now, but still, there's a substantial proportion of the CapEx that is for growth. And the Drew?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yes, Brent. So if you look at the balance sheet and where we're thinking the outlook is on revenue. So we do see some growth there. But with DSOs, they got better this quarter. They were at 108 days. We continue to work on that as a factor, but this is after a year where we had 20% organic growth. And that -

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Or to put a point on it, Brent, $678 million of organic growth, I think.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yes. And certainly put some demands on working capital but we finished the year strong in terms of cash collections and we were able to improve on the DSO sequentially. So, pleased with that.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. And so do you anticipate those DSOs continue to come down?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Look, in a business that's grown as rapidly as we have and with customers that are growing their own infrastructure to support kind of these growth rates. We're all working hard to get the bills and then get the cash in and so we can always do better.

Brent Thielman
Analyst, D.A. Davidson & Co.

Yes. Okay. Thank you, guys.

Operator

Our next question comes from the line of Noelle Dilts with Stifel.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Hi, thanks. So, Steve, this conference call has -- seems to me to have a decidedly more positive tone than you did at the third quarter. And it turned out that your fourth quarter guidance was conservative from both a revenue standpoint and a margin improvement standpoint. So can you kind of help me understand the key factors that sort of changed and that drove some of the outperformance relative to the time of the third quarter call and what's driving some of that confidence? I understand you said several of your customers reiterated -- have reiterated plans, but I'm curious if there's anything a little bit more specific that helped to drive the outperformance?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think, Noelle, first, as we talked about with respect to the weather, it -- year-over-year, the weather was a bigger factor as we got deeper into the quarter. As we've always said, our fourth quarter is hard to forecast because January has 2 holidays in our calendar, the week between Christmas and New Year's as well as the potential risk that you get a bunch of bad weather broadly across the country in the back half of January. So I would tell you that the revenue got -- on a year-over-year basis and against expectation, was really outperformed the deeper we got into the quarter. I think we were encouraged as the quarter went by with some Analyst Day presentations from some customers as well as their comments on their calls and specifically, for example, with Lumen, as they reassessed the program and then disclosed that they expect to spend $200 million to $250 million incremental this year over last on the Quantum Fiber program. So I just think we had a number of data points that came in either late in the quarter or subsequent to the end of the quarter.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Sure. Okay. And then on Lumen, that was one of my other questions. They've been pretty vocal about pausing the Quantum Fiber build. They actually use the word stop -- stopped spending kind of in their fourth quarter. It doesn't -- and then you come out with 65% growth with Lumen, it doesn't seem like it's really hitting your numbers. How do I sort of reconcile their comments that they are basically at least paused for a period of time, but it really doesn't seem to be touching what you're seeing in your numbers at all?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think it's important to remember that we provide other services for Lumen. So we're actively employed in supporting their network across a large part of the country. I think the other thing that as we looked at their comments, I think it was pretty clear that they had reassessed how they had been planning their fiber build. And then as that completed, they have targets for this year that we're pleased to help accomplish. And so I think more -- I guess the way I would put it is, they may have stopped in the approach that they were taking, but to the extent we were working on projects that fit the new approach, then we clearly wanted to continue.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Great. Okay. Great. And then last, I was hoping you could comment just on AT&T. They've reiterated their 30-plus million home target for 2025, but have talked about sort of a slower pace of core passing. There may be some differences in how they're defining those homes, but then obviously they've talked about this JV build with BlackRock. Could you maybe talk about how you're thinking about how the opportunity compares when you look at the core opportunity versus the JV?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think, again, Noelle, we do lots of things for AT&T. As we talked about last quarter, we started a pretty sizable locating contract for them at the first of the year. So we've added a couple of hundred employees for them. In terms of the fiber passings, I mean we may see some moderation in our business. We don't work for them everywhere. They're a big customer. But we're still encouraged with the commitment that more generally that customers have made to the targets they’ve set forth and generally frame those as those are the targets they'd like to hit or more if that makes sense in their business.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Thanks.

Operator

Our next question comes from the line of Christian Schwab with Craig-Hallum.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

Hey, good morning, guys. Thanks for taking my question. Just a follow-up on the previous question on Lumen and their new approach kind of targeting more NFL cities, if I understand what they're conveying correctly. I just want to make sure that what I heard there, Steve, is that new approach and that new shift, do you feel extremely well positioned to benefit from. Is that what I heard?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. We widely support Lumen in their efforts, not only on this program, but in other areas. And as we always say, Christian, we've got to earn the business every day, but we feel like we're in a good position to provide valuable service to the customer, again, one day at a time.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

Yes, understood. And then as far as the follow-up on the line of questioning -- the first line of question on the top line growth. All of our checks versus your competitors, public and private, are extremely excited about the growth opportunities and wireline for the broad cross current of things that you highlighted and are looking for strong double-digit growth rates. Is that something we should be assuming you'll see as well?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think, Christian, as always, it's a big industry. It depends on the size of the entity you're talking to and which particular pockets of demand they're addressing. I think we certainly see good growth opportunities. We've got to execute against them. I think as we work our way through the year, there will be increased opportunities that are resulting out of government funding, not just the BEAD program, which may be late in the year. But certainly, some of the ARPA funds are still coming into the economy, RDOF funds, and it's not to be underappreciated the amount of state-level activity that is where funds are coming out based on state programs. So I think there's lots of opportunities. We're not giving guidance for the year. We had a really strong quarter again, a strong quarter and a strong year. So the comps may be a little tougher this year compared to last, but we're still optimistic on our prospects.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

Okay. Great. No other questions. And hopefully, you can bring better weather to Minnesota as soon as possible and do more work here. Talk to you later, Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

That may be a global warming opportunity for you, Christian, I'm not sure we can change Minnesota weather.

Operator

Our next question comes from the line of Alex Rygiel with B. Riley.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thank you. Good morning, Steve. Very nice quarter. Can you remind us what you believe the industry can provide and Dycom-like services deserve as it relates to gross margin and EBITDA margin?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Alex, and we'll focus our comments on EBITDA margin. There has certainly been periods of time where we've had broadly distributed growth where EBITDA margins have approached mid-teens. We're not there now. We have opportunities to improve the business. We're working hard to do that. I think we've had good control around our G&A. We've had some inflationary impact certainly over the last year or so in the cost of goods. And so we've got lots of work to do. We're continuing to do that. And I think there's nothing structural that says we can't get back there, but it's going to be the result of a sustained effort to do that.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And you highlighted your maintenance and operations business, I suspect that's increasing as a percentage of total. Is that accretive or dilutive to your margins right now?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Alex, we always think about any activity that we provide customers as a function of the amount of capital that we invest that we have the similar levels of capital in the maintenance and operations business compared to a construction or capital-related business, they'll have about the same returns. I mean there are some activities we do where projects are small and so DSOs are lower, and we perform well in those businesses, too. So I think it's really a function of the capital that's required that ultimately drives margins. Of course, we have to perform in order to earn those margins.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And one last one, if I could. In some years, your customers start slowly in the new year sometimes driven by economic uncertainty or other reasons. It sounds like January started out strong. Any comment on February? And any risk that maybe you -- because of the favorable weather you've gotten sort of ahead of your customer plans?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

The weather really isn't an effect on customer plans. I mean what we got done in January had to be planned and permitted and ready to go long before January. So I really think that was just the opportunity to get out and execute the work. With respect to the April quarter, this is another one that is back-end loaded. April's weather obviously is better than February and March. I would say February's weather generally was a little more challenged than January. And certainly, there's been some more weather impacts in California. But this is a quarter that always resolves itself or performed based on how we do in April just because more daylight, better weather and just more to get done.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Very helpful. Thank you.

Operator

(Operator Instructions) Our next question comes from the line of Alan Mitrani with Sylvan Lake Asset Management.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. I have a couple of just quick housekeeping questions and then a main question. Drew, can you talk about tax rate for the year as opposed to just the quarter? Where do you expect that to be?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Alan, we provided it for the quarter, but typically, that's based on an annual analysis. So if you look back at this past year, we did have some credits that came through, that's why it came in lower. But I think that 26% range has generally been the planning target.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. That's fair. And then Brightspeed, the contracts were for 1-year contracts versus 3-year for Lumen. Is this more the nature of the ownership or the kind of assets they have? Can you just talk about the duration of the contracts you highlighted?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, Alan, I'm not going to get in to characterize any individual customer's behavior, but it's not unusual when you have an ownership change, and there are a lot of things that they're working on for them just to extend the agreements that we have with them as they work on other things that are a priority. And I wouldn't read a lot into that one way or another just anytime there's a transaction, there's a lot of things for the customer to work on.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. Thank you. And then wireless revenues in the quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, it was a little bit less than 5% of total and growth rate of about 4% year-over-year. I think this is a year, Alan, in '23 that we see a solid year, but we are seeing much less small cell activity, and so that's having some impact on the growth rate.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then to understand, you're spending CapEx at like 20-plus percent year-over-year on a net basis this year, probably this coming year. And your back -- and your revenues grew 20-plus percent, but it seems like you're seemingly guiding to and where -- the street is and all the rest, and backlog is only growing as well mid-single digits and yet your revenues are up 20-plus percent. Can you help us with that disconnect and where revenues are going to? Because it sounds like the way it should be hearing competitors and customers, things should be building through the year given all the money coming from the government as these results come out, although mindful of Alex's question as it relates to customer cadence and higher cost of capital and all the rest with an economic slowdown, I'm just trying to reconcile the 20-plus percent revenue growth and CapEx spend with the single-digit backlog growth and seemingly single-digit guidance as it heads out. So, can you help us with that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. With respect to the revenue guidance again on the April quarter, Alan, as we mentioned earlier, any time you have a growth year like we did last year, the comps get a little bit harder. As we've talked about before, there can be fluctuation amongst customers as programs come in and then other programs moderate. And so we're trying to give you a kind of a reasonable view of where we see the business. And then with respect to backlog, as we've always talked about before, the way we calculate backlog, total backlog is loosely correlated with the next 12 months revenue. I'd probably point you more to the growth that we've seen in the next 12 months backlog, which I think is consistent with a view that we have some good opportunities this year.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then, finally, on Noelle's question, last time you guided in November, I mean, you blew those numbers away, you blew your cautiousness away. And now, this quarter you're guiding – I realize January was better, so maybe you got a little weather effect, but if you look seasonally, your revenues this quarter weren't really any different than seasonality over business over many years, and this coming quarter you're guiding to a quarter of what you'd normally do from a seasonal perspective. So, is it just the cautiousness as April goes, so goes the quarter? Or help us understand that.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, with respect to last quarter, there was better year-over-year and against expectation revenue performance in December and January. We certainly had unseasonable weather in January, which means that the normal patterns of sequential revenue growth from the January quarter into April are going to be different when you have a stronger January than what you would expect, right? I mean, typically, what you don't get done in January has to get done or most likely has to get done in the April quarter.

The other thing is if you -- we provide lots of detail in our trend schedule, there is fluctuation amongst customers. And as that works that way into the business, there can be some timing issues around programs that are moderating and programs that are coming in. And in an industry environment where we had a great organic growth here last year. We just don't want to get ahead of ourselves this year.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. Thank you.

Operator

That concludes today's question-and-answer session. I'd like to turn the call back to Steven Nielsen for closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we appreciate everybody's time and attention and participation in the call, and we'll look forward to speaking to you at the end of May after the April quarter. Thank you.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect.